CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712, 333-08985, 333-13519, 333-3890 and Form
S-8 No. 333-12177) and related Prospectuses of Highwoods Properties, Inc. of our report dated February 14, 1997 with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                         /s/ Ernst & Young, L.L.P.


Raleigh, North Carolina
March 26, 1997